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                                                                    EXHIBIT 99.1


For release Wednesday, Jan. 16, 2002,                           [LOGO OF PLANAR]
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at 5 a.m. Pacific.
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            Planar Achieves Bottom-Line Targets Despite Soft Markets,
                       Reiterates Guidance for Fiscal 2002

         BEAVERTON, Ore., Jan. 16, 2002 - Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in the development and marketing of flat-panel display systems, recorded year-over-year and sequential declines in sales but met net income expectations in its first quarter of fiscal 2002.

         Sales in the quarter ended Dec. 28, 2001, were $40.8 million, down 19 percent from last year's first quarter. The majority of the decline reflects the company's exit from military markets completed in the fourth quarter of last fiscal year and the remainder was caused by soft orders early in the quarter. Net income per diluted share was $0.19, down from $0.26 recorded in last year's first quarter but meeting expectations for bottom-line performance.

         "I'm pleased with the operating efficiency we've demonstrated this past quarter," said Balaji Krishnamurthy, president and CEO. "Performance in lean times is at least as important a measure of a company's quality as results during boom times, and I could not be more proud of how this organization has responded to the current economic challenges."

         Gross margins for the quarter, as a percentage of sales, were 30.5 percent, up slightly from 30.2 percent a year ago. Operating expenses of 21.2 percent of sales, compared to 19.5 percent in last year's first quarter, were down significantly in dollar terms reflecting prudent expense control.

         Sales in each of the company's core business segments were down year-over-year, though indicators of renewed growth were noted in each area. New design wins achieved in the medical business unit demonstrate progress in supplying the electronic display needs of healthcare professionals in patient proximity. Customers of the industrial business unit were working through excess inventory during the quarter, but new bookings in the retail petroleum and ATM markets signal the expanding opportunity for robust displays in kiosk applications. The continuing business portion of the transportation business unit was flat, reflecting ongoing softness in capital equipment markets. Overall, the company enjoyed solid growth in backlog during the quarter.

         "We continue to see the market opportunities expand in our core custom display business due to three key forces," Krishnamurthy said. "Flat-panels are taking over in applications traditionally served by CRTs, display complexity and value are increasing as the demand for full color and rich graphics grows, and manufacturers continue to outsource display sub-systems to experts."

         The home and office market for flat-panel monitors continues its strength as an area of extraordinary growth opportunity. Planar's desktop monitor business grew more than 50 percent sequentially, with about $9 million in sales in the first quarter, and exceeded its profitability goals. Three new on-line resellers were added, and existing relationships with retailers were expanded and strengthened. Significant operational accomplishments by the desktop monitor team made possible the continued rapid growth in the business.

         Progress in the refinement of processes and the development of customer relationships marked the past quarter in Planar's photonics business. Opportunities for the company's

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proprietary atomic layer deposition technology continue to develop, first and foremost in thin-film optical components for the metro-area networking market.

         "Our desktop and photonics businesses are demonstrating traction in a key element of the company's growth strategy," Krishnamurthy continued. "Through the systematic development of what we call Quantum Projects, we intend to leverage the company's core strengths and address opportunities in high-growth markets. These two projects are just the first to emerge on the market's stage, and demonstrate our intention to deliver to shareholders additional growth and value from beyond the company's core activities."

BUSINESS OUTLOOK

         The following statements are forward looking and actual results may differ materially.

         Based on current expectations and performance to-date, the company is reiterating its expectations for the balance of fiscal 2002, which were first published October 31, 2001, as follows:

      . The company expects sales of approximately $200 million in fiscal 2002, with sales increasing in each quarter. This represents an annual growth rate of 12 percent excluding discontinued businesses.
      . Gross margins are expected to be approximately 31 percent of sales for fiscal 2002.
      . Operating expenses are anticipated to be about 20 percent of sales in fiscal 2002.
      .  The effective tax rate is expected to be about 34 percent in fiscal
         2002.
      . The company expects net income in fiscal 2002 to be approximately $1.10 per fully diluted share.

         Results and operational highlights for the first quarter will be discussed by Krishnamurthy and CFO Steve Buhaly in a conference call today, January 16, 2002, beginning at 11:00 a.m. Eastern Time. The call can be heard via the Internet through links provided on Planar's Web site, www.planar.com,
                                                              --------------
and numerous other investor sites, and will be available for replay through February 1, 2002.

ABOUT PLANAR

         Planar Systems is a worldwide leader in the development and marketing of electronic information display systems. The company specializes in collaborative relationships with customers, designing and producing flat-panel display solutions ranging from desktop monitors for the office to high-performance displays for challenging field applications in medical, industrial and transportation markets. Founded in 1983 and publicly traded on The Nasdaq National Market as `PLNR', Planar is headquartered in Oregon, USA, and operates manufacturing and sales in the United States and Europe. For more information please visit www.planar.com.
                         --------------

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

The statements by Balaji Krishnamurthy and the statements in the business outlook above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: domestic and

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international business and economic conditions, changes in growth in the flat panel monitor industry, changes in customer demand or ordering patterns, changes in the competitive environment including pricing pressures or technological changes, continued success in technological advances, shortages of manufacturing capacity from our third-party manufacturing partners, final settlement of contractual liabilities, future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

PLANAR is a registered trademark of Planar Systems, Inc.

CONTACT:
Stewart Clark, Investor Relations Director
503-748-6984 / stewart_clark@planar.com
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                              Planar Systems, Inc.
                      Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                   (unaudited)


                                                 Three months ended
                                          Dec. 28, 2001      Dec.29, 2000
                                          -------------      ------------
Sales                                        $ 40,785          $ 50,395
Cost of sales                                  28,333            35,160
                                             --------          --------
Gross profit                                   12,452            15,235

Operating expenses:
  Research and development, net                 2,630             2,073
  Sales and marketing                           2,842             4,051
  General and administrative                    3,162             3,713
                                             --------          --------
     Total operating expenses                   8,634             9,837

Income from operations                          3,818             5,398

Non-operating income (expense):
  Interest, net                                  (119)              (79)
  Foreign exchange, net                            (2)             (374)
                                             --------          --------
      Net non-operating expense                  (121)             (453)

Income before income taxes                      3,697             4,945
Provision for income taxes                      1,257             1,631
                                             --------          --------
Net income                                   $  2,440          $  3,314
                                             ========          ========


Basic net income per share                   $   0.19          $   0.28

Average shares outstanding - basic             12,550            11,930

Diluted net income per share                 $   0.19          $   0.26

Average shares outstanding - diluted           13,106            12,930

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                              Planar Systems, Inc.
                           Consolidated Balance Sheets
                                 (In thousands)


                                             Dec. 28,2001      Sept. 28, 2001
                                             ------------      --------------
ASSETS                                        (unaudited)

Current assets:
  Cash and cash equivalents                    $  20,309         $  22,007
  Accounts receivable                             25,283            34,817
  Inventories                                     25,444            23,192
  Other current assets                             9,547             5,989
                                               ---------         ---------
    Total current assets                          80,583            86,005

Property, plant and equipment, net                32,664            35,460
Goodwill                                           3,428             3,428
Other assets                                      13,087            11,307
                                               ---------         ---------
                                               $ 129,762         $ 136,200
                                               =========         =========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                            $   5,302         $   8,981
   Accrued compensation                            4,604             7,096
   Current portion of long-term debt               2,051             2,019
   Deferred revenue                                  526               478
   Other current liabilities                       5,903             8,145
                                               ---------         ---------
     Total current liabilities                    18,386            26,719

Long-term debt, less current portion              11,161            11,686
Other long-term liabilities                        2,083             1,706
                                               ---------         ---------
     Total liabilities                            31,630            40,111

Shareholders' equity:
   Common stock                                   88,182            87,803
   Retained earnings                              21,994            19,554
   Accumulated other comprehensive loss          (12,044)          (11,268)
                                               ---------         ---------
     Total shareholders' equity                   98,132            96,089
                                               ---------         ---------
                                               $ 129,762         $ 136,200
                                               =========         =========

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                              Planar Systems, Inc.
                      Consolidated Statement of Cash Flows
                                 (In thousands)
                                   (unaudited)

                                                            Three months ended
                                                       Dec. 28, 2001    Dec. 29, 2000
                                                       --------------   -------------
Cash flows from operating activities:
Net  income                                               $  2,440        $  3,314
Adjustments to reconcile net income to net cash
  used in operating activities
    Depreciation and amortization                            1,898           1,643
    Amortization of excess market value of acquired
       net assets over purchase price                            -            (120)
    Deferred taxes                                              17             (67)
   Foreign exchange loss                                         2             374
   (Increase) decrease in accounts receivable                9,965          (2,537)
   Increase in inventories                                  (1,582)           (808)
   (Increase) decrease in other current assets              (4,115)          2,742
   Decrease in accounts payable                             (3,421)         (5,200)
   Increase (decrease) in accrued compensation              (2,240)          1,313
   Increase (decrease) in deferred revenue                      62             (54)
    Decrease in other current liabilities                   (3,596)           (790)
                                                          --------        --------
Net cash used in operating activities                         (570)           (190)

Cash flows from investing activities:
Purchase of property, plant and equipment                     (786)         (1,901)
Investment in a business                                         -          (1,533)
Increase in other long-term liabilities                        463             198
Net purchases of long-term investments                        (338)           (208)
                                                          --------        --------
Net cash used in investing activities                         (661)         (3,444)

Cash flows from financing activities:
Net payments of long-term debt                                (493)         (1,005)
Net proceeds from long-term accounts receivable                 23               -
Net proceeds from issuance of capital stock                    379           1,637
                                                          --------        --------
Net cash provided by (used in) financing activities            (91)            632

Effect of exchange rate changes                               (376)           (264)
                                                          --------        --------

Net decrease in cash and cash equivalents                   (1,698)         (3,266)

Cash and cash equivalents at beginning of period            22,007          16,456
                                                          --------        --------

Cash and cash equivalents at end of period                $ 20,309        $ 13,190
                                                          ========        ========